As filed with the Securities and Exchange Commission on January 12, 2009

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1520346
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

711 High Street
Des Moines, Iowa 50392
(Address of principal executive offices, including zip code)

The Principal Select Savings Plan For Individual Field
The Principal Select Savings Plan For Employees
(Full title of the plans)

Karen E. Shaff, Esq.
Executive Vice President And General Counsel
Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
(515) 247-5111
(Name, address and telephone number, including area code of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed	Proposed	Amount of
to be registered	registered	maximum	maximum	registration fee
		offering price per	aggregate
		share(3)	offering price(3)
Common Stock
$.01 par value	5,000,000 shares	$21.65	$108,250,000.00	$4,255.00
(1), (2)

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding common shares of Principal Financial Group, Inc.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to The Principal Select Savings Plan for Individual Field and The Principal Select Savings Plan for Employees.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($21.65) of the high ($22.55) and low ($20.74) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on January 9, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     As permitted by Part I of Form S-8, this Registration Statement omits the information specified in Part I. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Principal Financial Group, Inc. are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2007, filed with the Commission on February 27, 2008, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)	The Principal Select Savings Plan for Employee’s Annual Report on Form 11-K for
the year ended December 31, 2007, filed with the Commission on June 30, 2008;

(c)	The Principal Select Savings Plan for Individual Field’s Annual Report on Form 11-
K for the year ended December 31, 2007, filed with the Commission on June 30,
2008;

(d)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended
March 31, 2008, June 30, 2008 and September 30, 2008 filed with the Commission on May 7, 2008, August 6, 2008 and November 5, 2008, respectively, and the
Registrant’s Current Reports on Form 8-K filed with the Commission on February
26, 2008, March 25, 2008, May 23, 2008, October 14, 2008, and December 2, 2008;
and

(e)	The description of the Registrant’s Common Stock and the rights associated with such Common Stock contained in the Registrant’s Registration Statements on
Form 8-A, dated October 10, 2001, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Principal Financial Group, Inc. or any of the plans covered by this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable (the Registrant’s Common Stock is registered under Section 12 of the Securities Exchange Act of 1934).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The directors and officers of Principal Financial Group, Inc. may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the company's certificate of incorporation and restated bylaws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and the company's certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

     If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause the company to indemnify, to the same extent allowed for the company's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was an employee or agent of the company, or is or was serving at the company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The company has policies in force and effect to insure its directors and officers against such losses that they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

     An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included below on page ten. The company hereby undertakes, with respect to the plans described herein that are or are to be qualified under Section 401 of the Internal Revenue Code, that it has submitted or will submit such plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all necessary changes required by the Internal Revenue Service in order to qualify such plans.

ITEM 9. UNDERTAKINGS

(a) Rule 415 Offering. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933, unless the information that would be required to be included in a post-
effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this
Registration Statement;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof)
which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information that would be required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on January 12, 2009.

PRINCIPAL FINANCIAL GROUP, INC.

By /s/ Larry D. Zimpleman
Larry D. Zimpleman
President and Chief Executive
Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Barry Griswell	Chairman of the Board	January 12, 2009
-------------------------------------	and Director
J. Barry Griswell

/s/ Larry D. Zimpleman	President and Chief Executive	January 12, 2009
-------------------------------------	Officer and Director (principal
Larry D. Zimpleman	executive officer)

/s/ Terrance J. Lillis	Senior Vice President and	January 12, 2009
-------------------------------------	Chief Financial Officer
Terrance J. Lillis	(principal financial officer and
principal accounting officer)

/s/ Betsy J. Bernard		January 12, 2009
-------------------------------------	Director
Betsy J. Bernard

January ____, 2009
-------------------------------------	Director
Jocelyn Carter-Miller

/s/ Gary E. Costley		January 12, 2009
-------------------------------------	Director
Gary E. Costley

/s/ Michael T. Dan		January 12, 2009
-------------------------------------	Director
Michael T. Dan

/s/ C. Daniel Gelatt, Jr.		January 12, 2009
-------------------------------------	Director
C. Daniel Gelatt, Jr.

/s/ Sandra L. Helton		January 12, 2009
-------------------------------------	Director
Sandra L. Helton

/s/ William T. Kerr	Director	January 12, 2009
--------------------------------------
William T. Kerr

/s/ Richard L. Keyser	Director	January 12, 2009
---------------------------------------
Richard L. Keyser

/s/ Arjun K. Mathrani	Director	January 12, 2009
---------------------------------------
Arjun K. Mathrani

	Director	January ____, 2009
---------------------------------------
Elizabeth E. Tallett

	Director	January ____, 2009
---------------------------------------
Therese M. Vaughan

     The Principal Select Savings Plan for Individual Field. Pursuant to the requirements of the Securities Act of 1933, the Administrator of The Principal Select Savings Plan for Individual Field certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on January 12, 2009.

THE PRINCIPAL SELECT SAVINGS
PLAN FOR INDIVIDUAL FIELD

By	Principal Life Insurance Company
Benefit Plans Administration Committee

By	/s/ Ralph C. Eucher __________________
Committee Member

     The Principal Select Savings Plan for Employees. Pursuant to the requirements of the Securities Act of 1933, the Administrator of The Principal Select Savings Plan for Employees certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on January 12, 2009.

THE PRINCIPAL SELECT SAVINGS
PLAN FOR EMPLOYEES

By	Principal Life Insurance Company
Benefit Plans Administration Committee

By	/s/ Ralph C. Eucher _____________________
Committee Member

INDEX TO EXHIBITS

Exhibit	Description	Method of Filing
4.1	Form of Certificate for the Common Stock of Principal Financial Group, Inc. (1)	Incorporated by Reference
4.2	Form of Stockholder Rights Agreement (2)	Incorporated by Reference
23	Consent of Ernst & Young LLP	Electronic Transmission
24	Powers of Attorney	Electronic Transmission

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(1)	Incorporated herein by reference to Exhibit 4.1 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (File No. 333-62558).

(2)	Incorporated by reference to Exhibit 4.2 to Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-16725).

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to The Principal Select Savings Plan for Individual Field and The Principal Select Savings Plan for Employees, of our reports (a) dated February 19, 2008 with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc, and the effectiveness of internal control over financial reporting of Principal Financial Group, Inc. included in its Annual Report (Form 10-K), (b) dated June 20, 2008 with respect to the financial statements and supplemental schedule of The Principal Select Savings Plan for Individual Field included in its Plan’s Annual Report (Form 11-K), and (c) dated June 20 2008 with respect to the financial statements and supplemental schedule of The Principal Select Savings Plan for Employees included in its Annual Report (Form 11-K) all for the year ended December 31 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Des Moines, Iowa
January 7, 2009

Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Larry D. Zimpleman, Terrance J. Lillis, Karen E. Shaff and Joyce N. Hoffman, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person’s behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 5,000,000 shares of Principal Financial Group, Inc. common stock to be issued under the Principal Select Savings Plan for Employees and the Principal Select Savings Plan for Individual Field, pursuant to the Securities Act of 1933, as amended, and any and all amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorney-in-fact or agent may lawfully do or cause to be done by virtue hereof.

Dated January 6, 2009

/s/ J. Barry Griswell _______	/s/ C. Daniel Gelatt, Jr.
J. Barry Griswell	C. Daniel Gelatt, Jr.
Chairman of the Board and Director	Director

/s/ Larry. D. Zimpleman	/s/ Sandra L. Helton
Larry D. Zimpleman	Sandra L. Helton
President, Chief Executive Officer	Director
and Director

/s/ Terrance J. Lillis	/s/ William T. Kerr
Terrance J. Lillis	William T. Kerr
Senior Vice President and Chief	Director
Financial Officer

/s/ Betsy J. Bernard	/s/ Richard L. Keyser
Betsy J. Bernard	Richard L. Keyser
Director	Director

_________________	/s/ Arjun K. Mathrani
Jocelyn Carter-Miller	Arjun K. Mathrani
Director	Director

/s/ Gary E. Costley	__________________
Gary E. Costley	Elizabeth E. Tallett
Director	Director

/s/ Michael T. Dan	__________________
Michael T. Dan	Therese M. Vaughan
Director	Director